EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of InfoNow Corporation on Form S-8 of our report dated March 29, 2001, included in the Annual Report on Form 10-K of InfoNow Corporation for the year ended December 31, 2000.


/S/ DELOITTE & TOUCHE LLP
-------------------------
DELOITTE & TOUCHE LLP

Denver, Colorado
June 12, 2001